EX-99.g.3

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 31st day of December, 2001, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Variable Fund LLC, JNL Variable Fund III LLC and JNL Variable Fund V LLC (each individually the "Fund") and Boston Safe Deposit and Trust Company (the "Custodian").

     WHEREAS, the Fund and the Custodian have entered into the Agreement; and

     WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Fund and the Custodian wish to amend the Agreement and add the JNLNY Variable Fund I LLC as an additional Fund to the Agreement and the JNL/First Trust The Dow (SM) Target 10 Series as a series to that Fund (each such series, together with all other series established by a Fund and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Series" and collectively as the "Series").

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.   To amend the introductory paragraph to read as follows:

     "This AGREEMENT is effective as of May 1, 2001, and is between JNL VARIABLE FUND LLC, JNL VARIABLE FUND III LLC, JNL VARIABLE FUND V LLC and JNLNY VARIABLE FUND I LLC (each individually the "Fund'), each a Delaware limited liability company organized under the laws of Delaware having its principal office and place of business at 225 Wacker Drive, Suite 1200, Chicago, IL 60606, and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Custodian") a Massachusetts trust company with its principal place of business at One Boston Place, Boston, MA 02108."

2. To amend Article IV, Section 9(c) to add the name of the JNLNY Variable Fund I LLC to the list of offices of the Fund.

3. To delete Appendices A, B, and D of the Agreement and substitute them with Appendices A, B, and D attached hereto.

4.   To delete Appendix E of the Agreement in its entirety.

5. To delete Appendix F of the Agreement, change Appendix F to Appendix E throughout the Agreement and substitute Appendix F of the Agreement with Appendix E attached hereto. 6. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

7. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


                                    JNL VARIABLE FUND LLC
                                    JNL VARIABLE FUND III LLC
                                    JNL VARIABLE FUND V LLC
                                    JNLNY VARIABLE FUND I LLC


                                    By: /s/ Andrew B. Hopping
                                        -------------------------
                                    Name: Andrew B. Hopping
                                    Title: President


                                    BOSTON SAFE DEPOSIT AND TRUST COMPANY


                                    By: /s/ Stephen Stranahan
                                        ------------------------------------
                                    Name:  Stephen Stranahan
                                    Title: Assistant Vice President

                                   APPENDIX A

                           LIST OF AUTHORIZED PERSONS


        I, Thomas J. Meyer, the Secretary of the JNL Variable Fund LLC, JNL Variable Fund III LLC, JNL Variable Fund V LLC and JNLNY Variable Fund I LLC, each a Limited Liability Company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:

        The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each Series thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

       Name                                Signature


Andrew B. Hopping                   /s/ Andrew B. Hopping
                                  --------------------------------------------

Thomas J. Meyer                     /s/ Thomas J. Meyer
                                  --------------------------------------------

Robert A. Fritts                    /s/ Robert A. Fritts
                                  --------------------------------------------

Mark D. Nerud                       /s/ Mark D. Nerud
                                  --------------------------------------------

Susan S. Rhee                       /s/ Susan S. Rhee
                                  --------------------------------------------

William V. Simon                    /s/ William V. Simon
                                  --------------------------------------------

Layne Glunt                        /s/ Layne Glunt
                                  --------------------------------------------


                             JNL VARIABLE FUND LLC
                             JNL VARIABLE FUND III LLC
                             JNL VARIABLE FUND V LLC
                             JNLNY VARIABLE FUND I LLC



                             By:  /s/ Thomas J. Meyer
                                --------------------------------------------
                                Secretary
                                Dated:

                                   APPENDIX B

                                  FUND OFFICERS


        I, Thomas J. Meyer, the Secretary of the JNL Variable Fund LLC, JNL Variable Fund III LLC, JNL Variable Fund V LLC AND JNLNY Variable Fund I LLC, each a Limited Liability Company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:

        The following individuals serve in the following positions with the Series and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                                Position                  Signature

Andrew B. Hopping          Chairman of the Board         /s/ Andrew B. Hopping
                           and President                 -----------------------

Robert A. Fritts           Vice President, Treasurer     /s/ Robert A. Fritts
                           and Chief Financial Officer   -----------------------


Thomas J. Meyer            Vice President, Secretary     /s/ Thomas A. Meyer
                           and Counsel                   -----------------------

Mark D. Nerud              Vice President and            /s/ Mark D. Nerud
                           Assistant Treasurer           -----------------------

Susan S. Rhee              Assistant Secretary           /s/ Susan S. Rhee
                                                         -----------------------

                          JNL VARIABLE FUND LLC
                          JNL VARIABLE FUND III LLC
                          JNL VARIABLE FUND V LLC
                          JNLNY VARIABLE FUND I LLC



                          By:   /s/ Thomas J. Meyer
                             --------------------------------------------
                             Secretary
                             Dated:

                                   APPENDIX D

                    ANCILLARY INFORMATION SERVICES AGREEMENT

         Until Custodian provides a Risk Analysis pursuant to Article III of the Agreement with respect to a Securities Depository operating in a particular country as set forth on Appendix C, the following sets forth our agreement with respect to the delivery of certain information to the Board or its agents as requested by the Board from time to time. These terms shall control over the provisions of Article III of this Agreement but shall cease to apply as to any country for which Custodian provides a Risk Analysis for one or more Securities Depositories operating therein. Otherwise, unless continued as provided below, these provisions shall expire on July 2, 2001.

         After expiration, the information set forth in Sections 2, A and B below may be provided as agreed upon from time to time in writing between the Fund and the Custodian subject to Section 3 hereof.

1. Provision of Information. In accordance with the provisions of this Information Services Agreement, the Custodian agrees to provide to the Board, or at the direction of the Board, the Fund's investment advisors, the information set forth in Section 2, below, with respect to Foreign Custodians and Securities Depositories which hold Securities, Assets, or other property of the Series and the systems and environment for securities processing in the jurisdiction in which such Foreign Custodians or Securities Depositories are located. The Custodian shall provide only that portion of such information as is reasonably available to it.

2. Information to be Provided.

     A.  Country Information

         o  Settlement Environment
         o  Depository
         o  Settlement Period
         o  Trading
         o  Security Registration
         o  Currency
         o  Foreign Investment Restrictions
         o  Entitlements
         o  Proxy Voting
         o  Foreign Taxation


     B. Subcustodian Information o Financial Information

        o   Regulator
        o   External Auditor
        o   How Securities are Held
        o   Operational Capabilities
        o   Insurance Coverage

     C. Depository Information (if applicable to the Country)

        o   Name
        o Information relative to Determining Compulsory or Voluntary Status of the Facility
        o   Type of Entity
        o   Ownership Structure
        o   Operating History
        o   Eligible Instruments
        o   Security Form
        o   Financial Data
        o   Regulator
        o   External Auditor

     D. Information on the Following Legal Questions

        o Would the applicable foreign law restrict the access afforded the independent public accountants of the Series to books and records kept by a Foreign Custodian?

        o Would the applicable foreign law restrict the ability of the Series to recover its assets in the event of bankruptcy of the Foreign Custodian?

        o Would the applicable foreign law restrict the ability of the Series to recover assets that are lost while under the control of the Foreign Custodian?

        o What are the foreseeable difficulties in converting the Series' cash into U.S. dollars?

3. Liability and Warranties. While the Custodian will take reasonable precautions to ensure that information provided is accurate the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information. The Custodian makes no other warranty or representation, either express or implied, as to the merchantability or fitness for any particular purpose of the information provided under this Appendix D


Acknowledged:

/s/ Susan Rhee                           /s/ Stephen Stranahan
----------------------------             ------------------------------
JNL Variable Fund LLC                    Boston Safe Deposit and Trust Company
JNL Variable Fund III LLC
JNL Variable Fund V LLC
JNLNY Variable Fund I LLC

                                   APPENDIX E

                                 LIST OF SERIES
                            (as of December 31, 2001)


JNL VARIABLE FUND LLC

Series:
JNL/First Trust The Dow(SM) Target 5 Series
JNL/First Trust The Dow(SM) Target 10 Series
JNL/First Trust The S&P(R) Target 10 Series
JNL/First Trust Global Target 15 Series
JNL/First Trust Target 25 Series
JNL/First Trust Target Small-Cap Series
JNL/First Trust Technology Sector Series
JNL/First Trust Pharmaceutical/Healthcare Sector Series
JNL/First Trust Financial Sector Series
JNL/First Trust Energy Sector Series
JNL/First Trust Leading Brands Sector Series
JNL/First Trust Communications Sector Series


JNL VARIABLE FUND III LLC

Series
JNL/First Trust The Dow(SM) Target 10 Series


JNL VARIABLE FUND V LLC

Series
JNL/First Trust The Dow(SM) Target 10 Series

JNLNY VARIABLE FUND I LLC

Series
JNL/First Trust The Dow (SM) Target 10 Series